UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2025

CHARGING ROBOTICS INC.

(Name of Registrant as specified in its charter)

Delaware	000-56253	20-2274999
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

20 Raul Wallenberg Street
Tel Aviv, Israel	6971916
(Address of Principal Executive Offices)	(Zip Code)

(+972) 54 642-0352

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2025, the Board of Directors (the “Board”) of Charging Robotics Inc. (the “Company”) appointed Mr. Yakov Baranes as the Chief Executive Officer of the Company, effective immediately, replacing Mr. Hovav Gilan, who concurrently ceased serving as Chief Executive Officer, and appointed Ms. Tali Dinar as Chief Financial Officer of the Company, effective immediately, replacing Mr. Gadi Levin, who concurrently ceased serving as Chief Financial Officer. Mr. Gilan will continue to serve as the Company’s Vice President of Business Development and the Chief Executive Officer of the Company’s wholly-owned subsidiary, Charging Robotics Ltd. (“Charging Israel”).

In connection with the appointment of Ms. Dinar, the Company entered into an employment agreement with Ms. Dinar (the “Dinar Employment Agreement”) pursuant to which Ms. Dinar will serve as the Company’s Chief Financial Officer. Charging Israel previously entered into an agreement with Mr. Baranes that sets forth the general terms and conditions of Mr. Baranes’ engagement with Charging Israel pursuant to which Mr. Baranes agreed to serve as the chairman of the board of directors of Charging Israel and undertake such other duties and powers that are reasonably consistent with the business strategy as may be reasonably requested from time to time (the “Baranes Employment Agreement”).

Pursuant to the terms of the Baranes Employment Agreement, Mr. Baranes will receive NIS 15,000 per month as his base salary. The Baranes Employment Agreement became effective on May 1, 2025, and shall continue until such time either party provides written notice to the other party at least one month in advance of the termination of such agreement.

Pursuant to the terms of the Dinar Employment Agreement, Ms. Dinar will receive NIS 40,000 per month as her base salary and shall be eligible to receive such bonus as determined by the Company. The term of the Dinar Employment Agreement shall be effective as of September 8, 2025, and shall continue until such time either party provides written notice to the other party at least 90 days in advance of the termination of such agreement. The Company may also terminate Ms. Dinar’s employment without prior written notice (or payment in lieu of such notice) for Cause (as defined in the Dinar Employment Agreement).

In connection with such appointments, Ms. Dinar tendered her resignation from the Board, effective immediately. In addition, Mr. Eliyahu Yoresh tendered his resignation from the Board for personal reasons, effective immediately. As a result of such resignations, the Board appointed Mr. Liron Carmel and Ms. Kineret Tzedef to the Board, effective immediately. Mr. Baranes will continue to serve as a member of the Board. Each of Mr. Carmel and Ms. Tzedef will receive the same compensation as the other non-executive members of the Board. The Company’s directors’ compensation program is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Company also expects each of Mr. Carmel and Ms. Tzedef to enter into the Company’s standard indemnity agreement for directors and officers.

There is no arrangement or understanding between each of Mr. Baranes, Ms. Dinar, Mr. Carmel and Ms. Tzedef and any other persons pursuant to which Mr. Baranes was appointed as Chief Executive Officer, Ms. Dinar was appointed as Chief Financial Officer and each of Mr. Carmel and Ms. Tzedef was elected as a director. In addition, each of Mr. Baranes, Ms. Dinar, Mr. Carmel and Ms. Tzedef is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The departures of Mr. Gilan and Mr. Levin as the Company’s former Chief Executive Officer and Chief Financial Officer, respectively, and the resignations of Mr. Yoresh and Ms. Dinar from the Board were not the result of any disagreement with the Company, the Board or the Company’s management on any matter relating to the Company’s operations, policies, practices or otherwise.

Background of New Chief Executive Officer, Chief Financial Officer and Members of the Board

Yakov Baranes has served as a member of the Company’s board of directors since April 2023. Mr. Baranes is a business strategy expert with a demonstrated 11 year history of working with various industries and government entities. Mr. Baranes is skilled in business strategy planning and implementations on a corporate level and business unit level and also works with start- up companies in shaping their business plans and supporting their capital raising rounds. Mr. Baranes holds a Bachelor of Arts (B.A.) in Economics from the Technion - Israel Institute of Technology and a MBA from IDC, Herzliya.

Tali Dinar  served as a member of the Company’s board of directors from April 2023 to September 2025. From 2021 to 2025, Ms. Dinar served as Chief Financial Officer of Xylo Technologies Ltd. (Nasdaq: XYLO), which was previously listed on the Nasdaq and was the Company’s former parent company. Ms. Dinar also served as Chief Financial Officer of Novomic Ltd., a private company between January 2019 and January 2023. Ms. Dinar also currently serves as a member of the board of directors of Jeffs’ Brands Ltd. (Nasdaq: JFBR), beginning September 30, 2021, Parazero Ltd. (Nasdaq: PRZO) beginning February 13, 2022, and, the Company’s wholly-owned subsidiary, Charging Robotics Ltd. since November 2021. She has also served as a member of the board of directors of Micronet Ltd. (TASE: MCRNT) between July 2016 and February 2023. Between 2019 and 2020, Ms. Dinar served as the Chief Financial Officer of TechCare Corp. (currently Citrine Global Corp.) (OTCQB: CTGL). Between 2009 and 2019, Ms. Dinar worked at the MICT Group and served in various positions, including as Chief Financial Officer of MICT Inc. (Nasdaq: MICT) and as Chief Financial Officer of MICT Telematics Ltd. From 2002 until 2006, Ms. Dinar served as the chief controller of I.T.L. Optronics Ltd. From 1997 until 2000, Ms. Dinar worked in the audit department of Ernst & Young Global. Ms. Dinar is a certified public accountant in Israel and holds a B.A. degree in Accounting and Business Management from The College of Management, Israel.

Liron Carmel has vast experience in business and leadership across multiple industries, including biopharma, internet technology, oil & gas exploration & production, real estate and financial services. Mr. Carmel currently serves as a member of the board of directors of Viewbix Inc. (Nasdaq: VBIX) and also served as Chief Executive Officer of Xylo Technologies Ltd. (Nasdaq: XYLO) from 2019 to 2025. In addition, he serves as Chairman of the Israel Tennis Table Association. Mr. Carmel also currently serves as a member of the Board of Directors of several private and public companies, including Gix Internet (TASE: GIX), beginning June 2021, Polyrizon Ltd. (Nasdaq: PLRZ), beginning July 2020 until September 2024 and since January 2025, Jeffs’ Brands Ltd. (Nasdaq: JFBR), beginning January 2021 and as the Chairman of the Board of Directors of Eventer Technologies Ltd. beginning October 2020.

Kineret Tzedef  served as member of the board of directors of Xylo Technologies Ltd. (Nasdaq: XYLO) from 2019 to 2025. Ms. Tzedef also serves as a director of sports division and served in other positions at Hapoel Organization (Israeli Sport Federation) since 2007. Ms. Tzedef serves as an external director at Upsellon Brands Holdings Ltd. (TASE: UPSL), and as an external director of Augwind Energy Tech Storage Ltd. (TASE: AUGN). Ms. Tzedef is admitted to the Israel Bar Association since 2014. Ms. Tzedef holds a LL.B. from the Academic Center for Law and Science, Israel and a B.Ed. in Law Study from the Academic College at Wingate, Israel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charging Robotics Inc.

By:	/s/ Yakov Baranes
Name:	Yakov Baranes
Title:	Chief Executive Officer

Date: September 10, 2025

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